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                                    Form 8-K
                               (Second Amendment)
                                 Current Report
     Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934


Date of Report:    August 17, 1999
                   ---------------

                          DALECO RESOURCES CORPORATION
              ----------------------------------------------------
              (Exact name of registration as specified in Charter)


         Delaware                       0-12214                   23-2860739
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(State or other jurisdiction      (Commission File No.)         (IRS Employee
     of Incorporation)                                       Identification No.)

              983 Old Eagle School Road, Suite 615, Wayne, PA 19087
              -----------------------------------------------------
                    (Address of principal executive officer)

Registrant's telephone number, including area code:     610-293-9400
                                                   ----------------------

                Suite 410, 435 Devon Park Drive, Wayne, PA 19087
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         This second Amendment modifies and amends that report on Form 8-K filed by the registrant on or about March 18, 1999, and the First Amendment on Form 8-K filed by the registrant on or about May 4, 1999 by adding Miller and Co.'s letter of April 21, 1999 referenced in Item 4 as Exhibit 16.

Item 4: Change in Registrant's Certifying Accountant.

         (b) The registrant has retained the accounting firm of Jay J. Shapiro, C.P.A., a Professional Corporation. Prior to the engagement of Jay J. Shapiro, C.P.A., a Professional Corporation, it had not been consulted by or on behalf of the registrant or any principal subsidiary thereof for any purpose.

         The registrant retained a new account due to the inability of its former accountant, Miller and Co., to act as the registrant's independent account for this fiscal year due to its prior commitments at the time the registrant required its services. Miller and Co. had not resigned, declined to stand for re-election or been dismissed.

         The most recent report prepared by Miller and Co., for the fiscal year ending September 30, 1997, was a qualified opinion with which the registrant did not take exception.

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         The decision to obtain a new accountant for the fiscal year ending
September 30, 1998 was approved by the board of directors of the registrant.

         The registrant had no disagreements with Miller and Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Miller and Co., would have caused Miller and Co. to make reference to the subject matter of the disagreement in connection with its report as of September 30, 1997; and

         Miller and Co. has seen this Form 8-K and agrees with the statements herein contained.

         Exhibit 16.  Copy of letter from Miller and Co. dated April 21, 1999.

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Daleco Resources Corporation
                                     --------------------------------------
                                             (Registrant)


Date:  August 17, 1999
                                     /s/ Gary J. Novinskie
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                                     Gary J. Novinskie, President